Exhibit 31.3

Certification by the Chief Executive Officer Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, W. Bibb Lamar, Jr., certify that:

1.  I have reviewed this report on Form 10-K/A of BancTrust Financial Group, Inc.;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/W. Bibb Lamar, Jr.
W. Bibb Lamar, Jr.
President and Chief Executive Officer

Date: April 27, 2012